UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 16, 2021

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

782 S. Auto Mall Drive, American Fork, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 Common Stock Purchase Warrants	VERB VERBW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

On March 2, 2021, the United States District Court for the Central District of California (the “Court”) entered an order preliminarily approving a derivative settlement and providing for notice of the settlement to stockholders of Verb Technology Company, Inc. (the “Company”) in the matter captioned Richard Moore, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Verb Technology Company, Inc., and Rory J. Cutaia, James P. Geiskopf, and Jeff Clayborne, Defendants, Case Number 2:19-CV-08393-AB-SS (the “Derivative Action”). The Company previously disclosed the Derivative Action in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the Securities and Exchange Commission on November 16, 2020. The proposed settlement is subject to final approval by the Court. A final settlement hearing is scheduled for April 29, 2021 at 8:30 a.m. As required by the Court’s order, the Company is hereby furnishing (1) the Stipulation and Agreement of Settlement (the “Settlement Agreement”) preliminarily approved by the Court, and (2) the Notice to Current Verb Technology Company, Inc. Stockholders (the “Notice”). The Settlement Agreement provides that, among other things, the Company will pay plaintiff’s counsel $75,000 for its fees and expenses and the Company will institute certain changes and/or modifications to its corporate governance. Upon the Court’s final approval of the Settlement Agreement, the Derivative Action will be dismissed with prejudice. The Company believes that the proposed settlement of the Derivative Action preliminarily approved by the Court is favorable to the Company and ultimately benefits its stockholders. Additional information concerning the terms of the proposed settlement can be found in the Notice and on the Company’s website at https://www.verb.tech/legal. The contents of the Company’s website shall not be deemed to be incorporated by reference into this Current Report on Form 8-K (this “Report”).

The foregoing descriptions of the Settlement Agreement and the Notice do not purport to be complete and are qualified in their entirety by reference to the full texts of the Settlement Agreement and Notice, which are attached as Exhibits 99.1 and 99.2 to this Report, respectively, and incorporated herein by reference.

On March 16, 2021, the Company issued a press release announcing the Settlement Agreement. A copy of the press release is attached as Exhibit 99.3 to this Report. The information contained in the press release is being furnished with this Report and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless specifically identified therein as being incorporated by reference.

This Report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include, but are not limited to, statements about the timing and completion of the proposed settlement, the scope of governance changes made as a result of the settlement, as well as the impacts of the settlement on the Company’s stockholders. Such forward-looking statements are based on the reasonable beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including our failure to satisfy the conditions necessary to complete the proposed settlement. Any forward-looking statement made by the Company in this Report speaks only as of the date of this Report. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	The Stipulation and Settlement Agreement

99.2	Notice to Current Verb Technology Company, Inc. Stockholders

99.3	Press Release issued by Verb Technology Company, Inc. dated March 16, 2021

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2021	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer

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